Exhibit 31.4

CERTIFICATIONS

I, Ginger L. Graham, certify that:

1.               I have reviewed this amendment to annual report on Form 10-K of Amylin Pharmaceuticals, Inc.; and

2.               Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

3.               [intentionally omitted]

4.               [intentionally omitted]

5.               [intentionally omitted]

Date: July 15, 2004

	By:	/s/ GINGER L. GRAHAM
President and Chief Executive Officer